EXHIBIT 10.21

Managing General Agency Agreement

Entered into by

and between

Southern Insurance Company

Southern Vanguard Insurance Company

Republic Underwriters Insurance Company

Republic Fire and Casualty Insurance Company

(Hereinafter singularly and collectively referred to as “Company”)

and

FirstComp Underwriters Group, Inc.

(Hereinafter “General Agent”)

Originally Effective: July 1, 2006

i

MANAGING GENERAL AGENCY AGREEMENT

This Managing General Agency Agreement dated as of July 1, 2006 (“Effective Date”) is made and entered into by and between Southern Insurance Company, an insurance company domiciled in the State Texas, Southern Vanguard Insurance Company, an insurance company domiciled in the State of Texas, Republic Underwriters Insurance Company, an insurance company domiciled in the State of Texas, and Republic Fire and Casualty Insurance Company, an insurance company domiciled in the State of Oklahoma (singularly and collectively referred to herein as “Company”) and FirstComp Underwriters Group, Inc., a Nebraska Corporation with administrative offices in Omaha, Nebraska (referred to herein as “General Agent”).

In consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and General Agent hereby agree as follows:

Article 1 – Appointment and Independent Contractor Relationship

1.1 Appointment. Company appoints General Agent to act as its Managing General Agent, as defined in applicable Regulations. After execution or termination of this Agreement, Company shall make appropriate notifications of such appointment, or subsequent termination thereof, to applicable state insurance departments, as may be required of Company by Regulations. General Agent shall make appropriate notifications of such appointment, or subsequent termination thereof, to applicable state insurance departments, as may be required of General Agent by Regulations.

1.2 Exclusivity. General Agent acknowledges and agrees that Company’s appointment of General Agent is non-exclusive and does not restrict in any manner Company’s right to appoint agents for any lines of insurance Company writes directly or indirectly either through agents, sub-agents, managing general agents or otherwise. Company acknowledges and agrees that General Agent’s appointment by Company is non-exclusive and does not restrict in any manner General Agent’s right to be appointed by any other insurer or provide management or other services to any other person or entity, other than as provided in Article 4 of this Agreement.

1.3 Independent Contractor. General Agent shall act as an independent contractor. Company shall have no right of control over General Agent as to the time, means, or manner of General Agent’s performance or the conduct of its business within the authority granted by this Agreement. General Agent shall furnish and maintain, at [**], the office and office equipment, vehicles, telephone service, books of accounts, personnel and employees deemed by it as necessary or desirable to the carrying on and promoting of the business of General Agent and shall [**]. Nothing contained in this Agreement is intended to nor shall it be construed as creating the relationship of employer and employee, nor partner, nor joint venturer between Company and General Agent or between Company and any Agent with whom General Agent might contract.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

Article 2 – Definitions

2.1 “Affiliated Reinsurance Agreements” means those certain reinsurance agreements, as may be amended from time to time, by and between Company and Republic Underwriters Insurance Company reinsuring the business produced pursuant to this Agreement.

2.2 “Agent” means any person or entity licensed as an insurance agent who acts in compliance with Regulations as an appointed sub-producer for General Agent and Policies are issued as a result.

2.3 “Agreement” means this Managing General Agency Agreement, including all Addenda hereto, as amended from time to time.

2.4 “Authorized Business” means lines of insurance and coverages, with the authority, limitations and underwriting guidelines, as set forth in the Schedule of Business Addendum attached to and incorporated into this Agreement by reference.

2.5 “Broker” means any person or entity who acts in compliance with Regulations as an un-appointed sub-producer for General Agent and Policies are issued as a result.

2.6 “Company” shall have the meaning set forth in the preamble of this Agreement.

2.7 “Effective Date” means the effective date of this Agreement and shall be July 1, 2006.

2.8 “Excess of Loss Reinsurance Agreement” means that certain excess of loss reinsurance agreement(s), as may be amended from time to time, by and between Republic Underwriters Insurance Company and one or more Excess of Loss Reinsurers providing excess of loss reinsurance for the Authorized Business.

2.9 “Excess of Loss Reinsurer” means the reinsurer or reinsurers under the Excess of Loss Reinsurance Agreement. General Agent and Company understand and agree that an Excess of Loss Reinsurer may change from time to time and such changes in Excess of Loss Reinsurer shall not require written amendment to this Agreement.

2.10 “General Agent” shall have the meaning set forth in the preamble of this Agreement.

2.11 “Installment Billing Fees” means the sum of the amounts identified as billing fees charged by General Agent to policyholders on behalf of Company for processing installment payments on Policies.

2.12 “Loss Adjustment Expenses” (“LAE”) means expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of specific claims, regardless of how such expenses are classified for statutory reporting purposes. Loss Adjustment Expenses shall include, but not be limited to, interest on judgments, expenses of outside adjusters, ex gratia payments and declaratory judgment expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto but shall not include office expenses or salaries of Company’s or General Agent’s regular employees.

2.13 “Net Written Premium” means gross written premium on Policies (including endorsements and audits), less return premiums and cancellations.

Managing General Agency Agreement

Effective July 1, 2006

2.14 “Party” shall mean General Agent or Company, as applicable.

2.15 “Policy” means any policy, endorsement, binder, certificate, or proposal for insurance or other document that binds Company.

2.16 “Quota Share Reinsurance Agreement” means that quota share reinsurance agreement(s), as may be amended from time to time, by and between Republic Underwriters Insurance Company and Quota Share Reinsurer reinsuring the Authorized Business.

2.17 “Quota Share Reinsurer” means a reinsurer subscribing to a Quota Share Reinsurance Agreement, as may be amended from time to time, reinsuring the business produced pursuant to this Agreement.

2.18 “Regulations” mean federal and state statutes, laws, rules, regulations, or orders which govern or regulate the operations or actions of Company, General Agent, Agents or Reinsurers.

2.19 “Reinsurer” means those companies subscribing to Affiliated Reinsurance Agreements, Quota Share Reinsurance Agreements or Excess of Loss Reinsurance Agreements reinsuring the business produced pursuant to this Agreement (reinsuring the Authorized Business) to which General Agent is not a party. General Agent and Company understand and agree that Reinsurers may change from time to time and such changes in Reinsurers shall not require written amendment to this Agreement.

2.20 “Unearned Premiums” means that portion of Net Written Premiums not earned because the Policy term has not expired as of the date for which the calculation is made.

Article 3 – Confidentiality

3.1 During the term of this Agreement, one Party to this Agreement (“Disclosing Party”) may reveal to the other Party (“Receiving Party”) certain confidential or proprietary information related to its business operations, proprietary software applications and other intellectual property, and other information. All such information and all information related to the Authorized Business and this Agreement, whether oral, written, electronic or otherwise, furnished by Disclosing Party to Receiving Party, its directors, officers, employees, agents, consultants, or representatives (“Representatives”), together with analyses, working papers, notes, compilations, studies, or other documents or records prepared by Disclosing Party or its Representatives which contain or otherwise reflect or are generated from such information, are collectively referred to herein as “Confidential Information.”

3.2 Receiving Party agrees to use Confidential Information solely for the purpose of this Agreement, the Affiliated Reinsurance Agreement, the Quota Share Reinsurance Agreement, or the Excess of Loss Reinsurance Agreement (and no other purposes) and shall keep Confidential Information confidential and not disclose Confidential Information to others, except that Disclosing Party may disclose Confidential Information to its Representatives who need to know Confidential Information, or to whom such disclosure is reasonably desirable, for the sole purpose of Receiving Party’s performance under this Agreement, the Affiliated Reinsurance Agreement, the Quota Share Reinsurance Agreement, or the Excess of Loss Reinsurance Agreement.

Managing General Agency Agreement

Effective July 1, 2006

3.3 Receiving Party may disclose Confidential Information to any of its affiliates and any of their respective directors, officers, employees, agents, consultants, or representatives (each an “Authorized Recipient”) who need to know the Confidential Information solely for the purpose of Receiving Party’s performance under this Agreement, the Affiliated Reinsurance Agreement, the Quota Share Reinsurance Agreement, or the Excess of Loss Reinsurance Agreement, provided that each Authorized Recipient shall have agreed to treat such Confidential Information in accordance with the terms of this Agreement as if such Authorized Recipient were Receiving Party (in the case of an entity) or a Representative (in the case of an individual) under this Agreement. Receiving Party shall be responsible for any breach of this Agreement by its Representatives or any of its Authorized Recipients.

3.4 Confidential Information shall not include:

(a)	information which at the time of disclosure by Disclosing Party is in the public domain or which later becomes part of the public domain through no act or omission of Receiving Party or its Representatives;

(b)	information received by Receiving Party or its Representatives from any third party not known by Receiving Party or its Representatives to be bound by a confidentiality agreement;

(c)	information already known by Receiving Party, provided that such information is not known by Receiving Party to be subject to another confidentiality agreement with or other obligation of secrecy to Disclosing Party;

(d)	information independently developed by Receiving Party or its Representatives not receiving disclosure hereunder or from a source known by Receiving Party or its Representatives to be bound by a confidentiality agreement with or other obligation of secrecy to Disclosing Party; or

(e)	information that is required to be disclosed in compliance with any Regulation, in response to any properly and lawfully issued summons or subpoena or other judicial process or at the request or demand of any governmental authority, including any regulator, administrative arbiter or court with authority or jurisdiction over Receiving Party’s or any of its affiliates (it being agreed that Receiving Party shall promptly give Disclosing Party notice of any such request or grounds for disclosure, if permitted by applicable law).

3.5 Company and General Agent acknowledge and agree that Confidential Information is valuable information to Disclosing Party and unauthorized disclosure or use of Confidential Information by Receiving Party or its Representatives may cause irreparable harm and damage to Disclosing Party, and in the event of any breach of the provisions of this Article 3, Disclosing Party shall be entitled to seek equitable relief, including injunctions and orders for specific performance, in addition to all other remedies available to it at law or in equity.

Managing General Agency Agreement

Effective July 1, 2006

3.6 Each Party shall keep in strict confidence and shall not use or disclose any nonpublic personal information the other Party furnishes to it, other than to carry out the purposes set forth in this Agreement for which such Party disclosed such information. For purposes of this Agreement, nonpublic personal information means nonpublic personal financial information and nonpublic personal health information as those terms are defined in applicable federal and state law, including the Gramm-Leach-Bliley Act (Financial Services Modernization Act of 1999) and comparable state laws. Nonpublic personal financial information includes personally identifiable financial information; and any list, description or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available. Nonpublic personal health information includes health information that identifies an individual who is the subject of the information or with respect to which there is a reasonable basis to believe that the information could be used to identify an individual.

Article 4 – Non-competition

In recognition of the significant time and expense incurred by Company in connection with this Agreement, during the term of this Agreement in states for which the Company is licensed, General Agent shall not act as a managing general agent for any entity other than Company or General Agent’s affiliated insurer which is under common ownership with General Agent related to business which under this Agreement would qualify as Authorized Business nor directly or indirectly solicit business which under this Agreement would qualify as Authorized Business from agents, broker or other producers other than pursuant to this Agreement without the express, written approval of Company or upon 180 days written notice by General Agent to Company.

Article 5 – General Agent’s Authority

5.1 General Authority. General Agent shall have the authority and the duty to act for and on behalf of Company insofar as necessary for General Agent to perform the functions of a managing general agent of Company, including, but not limited to, recruiting and supervising Agents and Brokers, underwriting, Policy issuance, accounting, billing and claims handling, all subject to the terms and conditions of this Agreement. General Agent, through its personnel, facilities, contractual arrangements and service providers, shall provide such services as set forth in this Agreement and Addenda as may be attached hereto and incorporated into this Agreement by reference.

5.2 Regulations. General Agent shall comply with all Regulations with respect to the placement of business with Company and in carrying out its duties and obligations under this Agreement. General Agent shall maintain current licenses and certificates of authority as required by Regulations for the conduct of business pursuant to this Agreement.

5.3 Company’s Authority. Company shall have ultimate authority over the business placed with Company, including the right to accept any application or to underwrite any risk submitted or to reject, cancel or nonrenew any Policy or Policies produced by or through General Agent, subject to Policy provisions and applicable Regulations. Company may from time to time place written restrictions upon General Agent for the business produced pursuant to this Agreement, including restrictions on premium volume, concentration of risks, forms, rates, fees, and underwriting guidelines. General Agent shall make recommendations to Company regarding such restrictions.

Managing General Agency Agreement

Effective July 1, 2006

5.4 Schedule of Business Addendum. The Schedule of Business Addendum attached to and incorporated into this Agreement by reference shall set forth the authority and limitations of General Agent with regard to Authorized Business, including, but not limited to, authority limitations, underwriting guidelines, maximum annual premium volume, basis of rates to be charged, types of risks which may be written , maximum limits of liability, applicable exclusions, territorial limitations, Policy cancellation provisions and maximum Policy periods. One or more Schedule of Business Addendum may be attached hereto and may be amended upon mutual agreement of the Parties without otherwise affecting the terms and conditions of this Agreement. Any amendment shall be in writing, executed by the Parties, and specify the effective date of the amendment. Underwriting guidelines developed in accordance with the authority and limitations set forth in the Schedule of Business Addendum shall be incorporated into this Agreement by reference.

5.5 Management of Business. Pursuant to the terms of this Agreement, General Agent shall have the responsibility to manage all business placed with Company under this Agreement, including business placed by Agents and Brokers. General Agent shall make every attempt to cure any unauthorized business placed with Company.

5.6 Agents and Brokers.

(a) General Agent shall assure that the original source of all business produced under this Agreement shall be properly licensed Agents or Brokers, who maintain appropriate licenses, certificates of authority and appointments as required by Regulations for the conduct of business under this Agreement. General Agent shall conduct and maintain proper background checks of Agents and Brokers. Upon discovery, General Agent shall immediately notify Company of any irregularities regarding any Agent or Broker. Company shall have the right to accept, reject or cancel any agent’s appointment recommended or made by General Agent. General Agent shall not delegate its authority to underwrite and issue Policies or any risk changing endorsements or amendments to Policies to any Agent, Broker or other entity without the express written consent of Company.

(b) General Agent shall have authority to recruit, contract with, manage, train, and supervise Agents as producing agents acting for and on behalf of General Agent. General Agent may appoint Agents for Company at General Agent’s expense, and upon execution of this Agreement, General Agent shall provide to Company all information necessary or requested by Company to substantiate the expertise and acceptability of each Agent appointed. General Agent shall maintain in force a written agreement, in a form acceptable to Company, with Agents and Brokers, who are not employees of General Agent. Each such agreement shall be made directly between General Agent and the Agent or Broker and shall provide that the Agent or Broker shall have no right, claim or cause of action against Company and shall look exclusively to General Agent for the payment of or satisfaction of any and all damages, losses, claims, costs, causes of action or expenses (including attorneys’ fees), including, but not limited to, extra-contractual damages or losses in excess of policy limits, arising, directly or indirectly, out of or in connection with any action taken or not taken by Company or General Agent, unless such right, claim or cause of action arises solely and exclusively out of the negligence of Company.

Managing General Agency Agreement

Effective July 1, 2006

5.7 Indemnification and Hold Harmless.

(a) GENERAL AGENT [**].

(b) GENERAL AGENT SHALL COMPLY WITH ALL REGULATIONS WITH RESPECT TO ANY TERMINATION, SUSPENSION, OR REVOCATION OF AUTHORITY DELEGATED TO ANY AGENT AND SHALL INDEMNIFY AND HOLD COMPANY HARMLESS, SINGULARLY AND COLLECTIVELY, AGAINST ANY DAMAGES, LOSSES, CLAIMS, COSTS, CAUSES OF ACTION, OR EXPENSES, INCLUDING ATTORNEYS’ FEES, ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR IN CONNECTION WITH ANY ACTION TAKEN OR NOT TAKEN BY GENERAL AGENT, AGENT OR BROKER IN THIS REGARD, EXCEPT FOR ANY SUCH ACTION TAKEN OR NOT TAKEN SOLELY AT THE AUTHORIZED, WRITTEN DIRECTION OF COMPANY. GENERAL AGENT SHALL INDEMNIFY AND HOLD COMPANY, SINGULARLY AND COLLECTIVELY, HARMLESS AGAINST ANY PENALTIES AND FINES IMPOSED BY REGULATORY AUTHORITIES, INCLUDING ATTORNEYS’ FEES AND EXPENSES, ARISING DIRECTLY OR INDIRECTLY, OUT OF OR IN CONNECTION WITH COMPANY’S ACCEPTANCE OF BUSINESS FROM ANY AGENT OR BROKER AND AGAINST ANY DAMAGES, LOSSES, CLAIMS, COSTS, CAUSES OF ACTION, OR EXPENSES, INCLUDING ATTORNEYS’ FEES, ARISING, DIRECTILY OR INDIRECTLY, OUT OF OR IN CONNECTION WITH COMPANY’S ACCEPTANCE OF BUSINESS FROM ANY AGENT OR BROKER, UNLESS AND TO THE EXTENT SUCH PENALITIES, FINES, DAMAGES, LOSSES, CLAIMS, COSTS, CAUSES OF ACTION, OR EXPENSES ARE THE SOLE RESULT OF THE AUTHORIZED INSTRUCTIONS OR ACTS OF COMPANY.

5.8 Regulatory Filings. Forms, rates, and rules for Authorized Business as mutually agreed upon by General Agent and Company shall be filed by Company as required with the proper regulatory agency. Upon completion of filing and receipt of approval from the applicable regulatory agency or according to approval granted by Regulations, Company shall notify General Agent of the effective date of such filing.

5.9 Applications and Policies. General Agent shall have the authority to accept applications for Policies and to issue Policies for Authorized Business submitted by or through Agents or Brokers on forms, at rates, and under rules approved by Company. Company may refuse to accept any application or to underwrite any risk submitted and shall have the right to cancel or non-renew any Policy, subject to Regulations and Policy provisions. General Agent shall ensure that all applications, binders, policies or other forms are approved by Company and the required applicable state regulatory official prior to use.

5.10 Policy Renewals and Cancellations. According to Regulations and Policy provisions, as well as delegations of authorities herein, General Agent shall be responsible for the proper renewal, non-renewal or cancellation of Policies in accordance with Regulations, Policy provisions, and delegations of authority as provided in this Agreement. General Agent shall timely communicate to policyholders any renewal quotes or notices of non-renewal or cancellation to preclude the extension of coverages beyond the expiration dates or cancellation dates of in-force Policies.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

5.11 Policy Issuance. General Agent shall not delegate its authority to issue Policies to any Agent or Broker or other third party, unless otherwise approved in writing by Company in advance of the delegation of authority by General Agent. General Agent’s request to Company for approval to delegate such authority shall include a copy of the agreement between General Agent and Agent or Broker which includes Agent’s or Broker’s authorities to be delegated by General Agent.

5.12 Premiums and Fees. General Agent shall have the authority to receive and receipt for premiums and to retain commissions and other fees, as specified in this Agreement, out of such collected premiums and fees, subject to the terms and conditions of this Agreement. General Agent shall have the authority to bill premiums to policyholders on an installment basis and charge policyholders Installment Billing Fees as allowed by Regulations. General Agent shall have the authority to accept premiums financed by premium finance companies or other lending institutions. General Agent shall be solely responsible and liable for premiums financed and shall cause any unearned premium or commission refunds to be paid directly to said premium finance company or lender and shall not pay or credit any Agent’s or Broker’s account.

5.13 Reserves. General Agent or its designated claims adjustment contractor approved by Company shall have the authority to set loss, Loss Adjustment Expenses (LAE), and incurred but not reported (IBNR) reserves on Policies for Company according to accepted statutory accounting principles, actuarial loss reserving standards, and Regulations, subject to review and adjustment by Company.

5.14 Involuntary Risks. General Agent shall process and administer in accordance with the provisions of this Agreement all involuntary business (e.g., assigned risk plans), if any, arising as a result of business produced pursuant to this Agreement and shall continue to do so after the termination of this Agreement, at the election of Company.

5.15 Communications with Regulators. Each Party hereto shall, immediately upon its receipt, send to the other Party all communications or copies of communications received from insurance departments or other regulatory authorities, including complaints, related to the business written pursuant to this Agreement. General Agent shall cooperate with Company in responding to such communications and shall provide the detail information necessary for Company to respond to such communications in a complete and timely manner. Company, not General Agent, shall correspond directly with the regulatory authorities regarding such communications.

5.16	Suspension of Authority.

(a) Company shall have the unilateral right, exercisable in its sole and absolute discretion, to suspend the authority of General Agent pursuant to this Agreement during the pendency of any dispute between Company and General Agent arising out of or in connection with any alleged breach or failure of performance or any material uncertainty of future performance on the part of General Agent under this Agreement, including, but not limited to:

Managing General Agency Agreement

Effective July 1, 2006

(i) General Agent’s failure to follow or adhere to limitations on its underwriting authority;

(ii) General Agent’s unauthorized delegation of binding authority;

(iii) General Agent’s failure to follow or adhere to claims handling guidelines of Company; or

(iv) impairment of General Agent’s resources to perform.

(b) Upon receiving notice of any suspension of authority, General Agent shall have [**] days to cure any underlying cause of such dispute; otherwise, upon the expiration of such [**] days, Company may exercise its unilateral right to suspend the authority of General Agent. Company’s suspension of the authority of General Agent under this Agreement in good faith shall [**].

(c) Company has and retains the right, exercisable in its sole and absolute discretion, to restrict the premium volume of the business produced by General Agent under this Agreement at any time. However, in the event that Company exercises its right under this Section (c) of Article 5.16, the [**] day period for notice under Article 4 Non-competition shall be waived.

Article 6 – Directors and Employees

Neither General Agent nor Company shall permit any individual representing the other Party or any Agent or Broker to serve on its or any affiliated entity’s board of directors and shall not jointly employ any such individual.

Article 7 – Compensation

7.1 Commissions.

(a) Commissions, as set forth in each Commission Schedule Addendum attached to and incorporated into this Agreement by reference, shall be payable to General Agent and shall be General Agent’s sole and full compensation for all business placed with Company under this Agreement; provided, however, commissions are payable to General Agent only to the extent premiums on Policies are collected by Company. Compensation is payable in consideration of General Agent’s faithful performance of the duties and obligations set forth in this Agreement and includes payment for unallocated loss adjustment expenses, which shall include General Agent’s internal costs for administering claims, including, but not limited to, employees’ salaries and home office expenses.

(b) General Agent shall be solely responsible and solely liable for the payment of any compensation or reimbursement due to any Agent, Broker or claims adjustment contractors resulting from or connected with business placed with Company pursuant to this Agreement. Payment by Company to General Agent of any amounts due in connection with any business accepted by Company pursuant to this Agreement shall satisfy any obligation or liability whatsoever on the part of Company, whether in law or equity, to make such payment to any

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

Agent, Broker, claims adjustment contractor or other person or entity. If there is not an Agent or Broker to receive the designated commission on a Policy, General Agent may retain the commission.

7.2 Contingent Commission.

(a) This Agreement allows for payment of a contingent commission between Company and General Agent as set forth on the attached Commission Schedule Addendum.

(b) Notwithstanding any provision in this Agreement to the contrary, in the event that General Agent is in default or has committed a breach of its obligations under this Agreement, no contingent commission shall be paid until such time as General Agent has cured the default or breach.

7.3 Expenses and Return Commissions. General Agent shall be obligated for and shall pay [**], and Company shall not be liable for or obligated to pay [**] incurred by, for, or on behalf of General Agent. General Agent shall be liable for the return of commissions on return premiums at the same rate as the commissions allowed in connection with the coverage for which the return of premiums is being made. General Agent shall not, however, be required to return, as return commissions, monies greater than the total commission payable to General Agent in connection with the coverage for which the return of premium is made.

7.4 Commission Schedule Addendum. More than one Commission Schedule Addendum may be attached to this Agreement, and each Commission Schedule Addendum may be amended by Company and General Agent without otherwise affecting the terms and conditions of this Agreement. All such amendments shall be in writing, executed by the Parties, and specify the effective date thereof.

Article 8 – Records

8.1 Records Separation and Retention. General Agent shall keep and maintain records of the business written or transacted for or on behalf of Company pursuant to this Agreement, including underwriting files and claims files, separate and segregated from, and not combined with, any other insurance company records maintained by General Agent. All records on business produced by General Agent under this Agreement shall be retained and maintained by General Agent in good condition for a period at least equal to the minimum period required by Regulations or a period no less than seven years, whichever is longer. The record retention period of a Policy shall begin with the latest of the expiration date of the Policy or the claim settlement date. As regards claim records involving minor claimants, the record retention period shall begin when the minor reaches majority. Company retains the right to control record destruction on business produced by General Agent pursuant to this Agreement, including hardcopy and electronic records. When records are scheduled for destruction by General Agent, all records shall be delivered to Company as requested by Company along with an approved detailed log that fully describes such records. Such records shall be the joint property of Company and General Agent. Upon an order of liquidation of Company, such records shall become the sole property of Company or its estate, and General Agent shall have reasonable access to and the right to copy the records on a timely basis.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

8.2 Maintenance of Policies and Records. General Agent shall provide and maintain all binders, Policies, contracts of insurance, claim files and all necessary books, records, dailies and correspondence with policyholders. General Agent shall be solely responsible for and shall keep accurate records of all Policies assigned to General Agent and, upon Company’s request, shall account to Company for all outstanding and unused policy supplies. In the event canceled or terminated Policies or binders are unavailable, General Agent shall forward or cause to be forwarded properly executed lost policy receipts.

Article 9 – Audits and Examinations

9.1 Availability. General Agent shall make available at all reasonable times and in a usable form for inspection, copy, or audit by Company, Reinsurer, or their designated representatives all records applicable to business produced pursuant to this Agreement, including, but not limited to, underwriting, claims, financial and accounting files. Upon notice, all records shall be made available for inspection at any office of Company in a usable form if insurance department personnel or other governmental authorities request such inspection. Upon request, General Agent shall immediately forward to Company’s independent auditor or statistical agent exact, as written, copies of all applications, binders, daily reports, monthly reporting forms, endorsements, and statistical files, including all other evidence of insurance written, modified or terminated.

9.2 Scheduled Audits. Company and its designated representatives shall be afforded full and complete access to General Agent’s records for the purpose of auditing General Agent with respect to all transactions arising out of or in connection with any business written by General Agent or any Agent or Broker pursuant to this Agreement, including any underwriting, claims, financial or accounting files of General Agent, upon 24 hours notice and during the regular business hours of General Agent. Company shall conduct such audits at least semiannually, and otherwise within 90 days of the close of any 30 day period following the first anniversary of the Effective Date of this Agreement in which Company’s aggregate premium volume increases by 30% or more if General Agent writes more than 20% of Company’s aggregate premium volume and General Agent has itself experienced an increase of 20% or more in its own premium volume produced within the same 30 day period. Copies of such audits shall remain on file with Company for at least the minimum period of time required by Regulations and be available to regulators for review.

Company may conduct examinations more extensively or frequently if issues and matters, in the sole discretion of Company, necessitate such examinations.

9.3 Minimum Scope of Audits. Any audit conducted by Company shall include issues and matters required by Company or Regulations, and at a minimum, shall include a review of the following information or elements:

(a) General Agent’s claims procedures and claims handling practices;

(b) timeliness of claim payments, i.e., lag-time between the date a claim is reported and the date it is paid;

Managing General Agency Agreement

Effective July 1, 2006

(c) timeliness of General Agent’s reporting of new business to Company;

(d) timeliness of General Agent’s remittance of monies due Company;

(e) timeliness of premium and collection for business written for or on behalf of Company;

(f) reconciliation of General Agent’s policy forms and check and draft inventory; and

(g) compliance with underwriting guidelines set forth in this Agreement.

9.4 Expenses of Audits and Examinations. All expenses incurred by Company for audits and examinations performed by Company shall be borne by Company, unless the scope of the audit or examination is increased as a result of unusual or unexpected audit or examination findings. If in the opinion of Company, the examination expenses have increased substantially due to a scope expansion, such additional expenses shall be shared by Company and General Agent as mutually agreed. Any expenses incurred by Company or General Agent for audits or examinations conducted by or on behalf of a regulatory agency that specifically relates to the business produced pursuant to this Agreement shall be borne by General Agent.

Article 10 – General Agent’s Reports

10.1 Monthly Reports. General Agent shall furnish to Company an accounting on a monthly basis detailing all transactions for or on behalf of Company (“monthly reports”). Such accounting must be received by Company not later than 30 days from the end of the month being accounted for. Monthly reports shall be summarized and detailed by annual statement line of business to enable Company to record the monthly transactions in its statutory annual statement. Company shall have the authority to determine the content of the monthly reports. At a minimum, monthly reports shall include the following information:

(a)	Net Written Premiums, Earned and Unearned Premiums

(b)	Installment Billing Fees collected

(c)	General Agent’s commissions

(d)	paid losses, less loss recoveries and salvage and subrogation

(e)	Loss Adjustment Expenses paid (direct defense, cost containment and other adjusting expenses, shall be reported separately)

(f)	outstanding unearned premium reserves

(g)	outstanding loss reserves

(h)	outstanding LAE reserves (direct defense, cost containment and other adjusting expenses, shall be reported separately)

(i)	outstanding IBNR reserves

Managing General Agency Agreement

Effective July 1, 2006

10.2 Annual Reports. General Agent shall furnish to Company annual reports, as defined by Company detailing all transactions for or on behalf of Company. Annual reports must be received by Company not later than 30 days from the end of the year being accounted for. Annual reports shall be summarized and detailed by annual statement line of business to enable Company to prepare statutory annual statements. Company shall have the authority to determine the content of annual reports. At a minimum, annual reports shall include year-to-date amounts of all information required for monthly reports as well as the following information:

(a) Segregated by policy year – Net Written Premiums

(b) Segregated by accident year – gross losses paid, salvage and subrogation received and gross Loss Adjustment Expenses paid during the year (direct defense, cost containment and other adjusting expenses, shall be reported separately)

(c) Segregated by accident year – outstanding loss, LAE (direct defense, cost containment and other adjusting expenses, shall be reported separately) and IBNR reserves.

(d) Outstanding unearned premium reserves that are:

(i) Running one year or less from the date of the Policy;

(ii) Running more than one year from the date of the Policy; and

(iii) Advance premiums.

(e) Number of Policies and amounts of Net Written Premiums that are in-force

(f) Claim counts by accident year for:

(i) Reported claims;

(ii) Claims closed with payment; and

(iii) Outstanding claims.

10.3 Data Calls and Indemnity and Hold Harmless. As regards all statistical data calls, whether recurring or special, General Agent shall submit to Company in a timely manner the information and data necessary to allow Company to report General Agent’s data in compliance with such data calls. All expenses incurred in connection with such calls shall be the responsibility of General Agent. GENERAL AGENT SHALL INDEMNIFY AND HOLD HARMLESS COMPANY, SINGULARY AND COLLECTIVELY, FROM ANY AND ALL PENALTIES, FINES, COSTS, EXPENSES AND DAMAGES (INCLUDING ATTORNEYS’ FEES) OF ANY KIND OR NATURE, THAT MAY BE ASSESSED AGAINST COMPANY BY ANY REGULATORY BODY OR STATISTICAL AGENT AS A RESULT OF ANY DEFICIENCY RELATED TO THE STATISTICAL DATA REPORTED BY GENERAL AGENT FOR BUSINESS WRITTEN PURUSANT TO THIS AGREEMENT.

10.4 Electronic Reports. If General Agent elects to transmit electronically reports required under this Agreement, including, but not limited to, monthly reports, annuals reports and claims reports, the time period for transmitting such electronic files to Company shall be consistent with the respective paper report time periods.

Managing General Agency Agreement

Effective July 1, 2006

10.5 Financial Statement. General Agent shall furnish annually to Company General Agent’s audited consolidated financial statements and footnotes that are in accordance with generally accepted accounting principles. The financial statements shall include, but not be limited to, balance sheets for the two most recent years, and income statement and statement of cash flows for the three most recent years. Consolidating schedules, if any, shall also be furnished, as appropriate.

10.6 IRS Form 1099. General Agent shall furnish annually an IRS Form 1099 to any third party, as required by Regulations.

10.7 Other Reports. General Agent shall furnish to Company other reports or information reasonably requested by Company on business written pursuant to this Agreement, including but not limited to, detailed Policy reports and loss run reports.

Article 11 – Establishment of Loss Reserves

General Agent shall establish, subject to review and adjustment by Company in its absolute discretion, claim and loss reserves with respect to the Policies, including reserves for Loss Adjustment Expenses, incurred but not reported losses, and losses reported but not paid and shall furnish to Company all data supporting estimated IBNR. If required by Regulations, General Agent, on behalf of Company, shall obtain an opinion of a certified actuary, at the sole expense of General Agent, attesting to the adequacy of all losses and Loss Adjustment Expenses incurred and outstanding, including IBNR, on business produced by General Agent pursuant to this Agreement.

Article 12 – Expenses

12.1 General Agent’s Expenses. General Agent shall be responsible for and shall promptly pay all expenses attributable to the producing and servicing of business pursuant to this Agreement, except as specified in Article 12.2 of this Agreement. General Agent’s responsibility shall not be altered whether the expense is billed to General Agent or Company. General Agent’s expenses include, but are not limited to:

[**].

Any and all expenses described above that are a primary obligation of General Agent and all compensation paid to General Agent under this Agreement shall be deemed to include all expenses of General Agent, including items enumerated above.

12.2 Company’s Expenses. Company shall be responsible for and shall promptly pay all expenses attributable to the actions of Company as a result of business produced pursuant to this Agreement. This responsibility shall not be altered whether the expense is billed to Company or General Agent. These expenses include, but are not limited to:

(a) salaries and all other benefits of all employees of Company;

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

(b) transportation, lodging, and meals of employees of Company;

(c) losses and Loss Adjustment Expenses incurred at the direction of Company; and

(d) legal and auditing expense incurred at the direction of Company.

12.3 Data Processing Expenses. Company reserves the right to install data processing or transmission equipment in the office(s) of General Agent and connect into the data processing equipment of General Agent relating to the business written under this Agreement. The responsibility for the expense arising from such action shall be borne solely by Company.

Article 13 – Handling of Funds

13.1 Fiduciary Duty. General Agent shall accept and maintain at all times as a fiduciary for Company all premiums and other funds collected relating to the business written pursuant to this Agreement. General Agent shall not commingle any funds belonging to Company with its corporate accounts, other agency funds, or funds held by General Agent in any other capacity. The privilege of retaining commissions scheduled in the Commission Schedule Addendum to this Agreement shall not be construed as changing the fiduciary capacity or obligations of General Agent.

13.2 Premium Escrow Account. General Agent shall establish and maintain a premium escrow account and shall, upon receipt, deposit in such escrow account all money collected for Company in accordance with the instructions of Company and pursuant to Regulations.

13.3 Claims Adjustment Escrow Account. General Agent, or its claims adjustment contractor approved by Company, may establish and maintain a claims adjustment escrow account and shall transfer sufficient monies from the above premium escrow account to the claims adjustment escrow account to pay losses and Loss Adjustment Expenses in accordance with the instructions of Company and Regulations.

13.4 Signatory Authority, Withdrawal of Funds. General Agency and Company shall maintain signature authority on said premium escrow account and claims adjustment escrow account. General Agent shall act as trustee for Company on said escrow accounts. The financial institution selected by General Agent for such escrow accounts shall be mutually agreed upon by General Agent and Company. General Agent shall have the right to transfer funds held in such escrow accounts to successor financial institutions with the prior written consent of Company. Such financial institutions shall be members of the Federal Reserve System and whose deposits are insured by the Federal Deposit Insurance Corporation or its successor. General Agent shall be entitled to retain any interest earned on funds deposited in such escrow accounts.

All withdrawals from such escrow accounts must be evidenced by detailed accounting which clearly reflects each withdrawal. Funds may be withdrawn from such escrow accounts only for purposes set forth in Article 13.5 below.

Managing General Agency Agreement

Effective July 1, 2006

13.5 Use of Funds Collected. General Agent shall use any and all premiums and other funds collected by General Agent for and on behalf of Company under this Agreement solely for the following purposes:

(a) amounts due Company under this Agreement;

(b) the return of unearned premiums arising due to cancellation or endorsement of Policies;

(c) General Agent’s compensation as set forth in the Commission Schedule Addendum attached to this Agreement;

(d) losses and Loss Adjustment Expenses;

(e) money deposited in error; or

(f) withdrawals of interest belonging to General Agent.

13.6 Payment of Premiums to Company. General Agent assumes responsibility for and shall promptly pay Company, within 30 days after each calendar month end, all premiums collected on Policies issued through General Agent or on General Agent’s behalf, subject to any deductions provided for herein. General Agent shall reconcile Net Written Premium, billed and collected and report these reconciliations monthly.

13.7 Omission of Items from Statements. The omission of any item from any monthly statement, account report or any other report shall not affect the responsibility of either Party to account for and pay all amounts due the other Party, nor shall it prejudice the rights of either Party to collect all such amounts due from the other Party.

13.8 Refund of Commissions. General Agent shall refund commissions on Policy cancellations, reductions in premiums or any other return premiums at the same rate at which such commissions were originally retained.

13.9 Disallowance of [**]. Neither General Agent nor Company shall be allowed to [**] under this Agreement with [**] between General Agent and Company. General Agent shall not be allowed to [**] Company under this Agreement [**] General Agent, or any Agent or Broker, [**].

13.10 Assignment of Sums Due. General Agent hereby assigns to Company as security for the obligations of General Agent under this Agreement, but not in payment, all sums due or to become due to General Agent from any policyholder for whom a Policy has been issued by General Agent. Company may demand and collect such sums if General Agent is in default, as defined in Article 20 of this Agreement, and General Agent, Agents or Brokers shall not be entitled to any commissions and other fees on any premiums so collected by Company.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

Article 14 – Ownership of Books and Records and Miscellaneous Property

14.1 Records and Expirations. General Agent’s records pertaining to business written pursuant to this Agreement and the use and control of the expirations of Policies shall remain the property of General Agent and be left in General Agent’s undisputed possession, provided General Agent is not in default, as defined in Article 20 of this Agreement. General Agent pledges any and all of its Policy expiration records and its ownership thereof as security for its performance under this Agreement. General Agent agrees and understands that this Agreement, or a copy thereof, may be filed as a financing statement or a financing statement may be required to secure Company’s security interest in the expirations and renewals. If General Agent fails to cure any default within 30 days of Company’s notice thereof to General Agent, ownership of the records, use and control of expirations and the goodwill relating thereto shall be vested in Company. However, if default arises solely from General Agent’s failure to obtain and maintain all required insurance licenses, the ownership of the records, use and control of the expirations and the goodwill relating thereto shall remain the property of General Agent.

14.2	Miscellaneous Property.

(a) Any data processing software or data processing technology or applications, policies, endorsements or forms, or data processing software or data processing technology which produces such applications, policies, endorsements, or forms, or any other supplies furnished to General Agent by Company shall remain the property of Company.

(b) Any data processing software or data processing technology or applications, policies, endorsements or forms, or data processing software or data processing technology which produces such applications, policies, endorsements, or forms, or any other supplies furnished to Company by General Agent shall remain the property of General Agent.

Article 15 – Advertising

15.1 Names, Logos, Marks.

(a) Names, Logos and Marks. Except as required by Regulations, General Agent, any Agent or any Broker shall not use the name, logo, trademark or other service marks of Company or any of its affiliates in any advertising, promotional materials or public manner of any nature without specific authorization and prior written approval from Company.

(b) Except as required by Regulations, Company shall not use the name, logo, trademark or other such service marks of General Agent Party or any of its affiliates in any advertising, promotional materials or public manner of any nature without specific authorization and prior written approval from General Agent.

15.2 Advertisements. A copy of any proposed advertisement, promotional materials or such public manner and a description of the intended use shall be forwarded to Company prior to its use. General Agent shall maintain a copy of any and all advertisements and promotional materials containing Company’s name and full details concerning where, when, and how such advertisements or promotional materials were used, and shall furnish Company a copy of all such advertisements, promotional materials and related information. General Agent shall

Managing General Agency Agreement

Effective July 1, 2006

comply with all legal requirements regarding content, review and approval of advertising and maintenance of records. General Agent shall maintain records of the names and addresses of recipients of any direct mailing or advertising when required by Regulations but shall in all instances record the geographical area in which such mailing or advertising was used.

Article 16 – Changes in Ownership, Control or Management

16.1 Notice. A Party (“Notifying Party”) shall notify the other Party (“Recipient Party) in writing as soon as permitted by Regulations of:

(a) the intended sale or transfer of a majority or controlling interest of the Notifying Party to a third party; or

(b) the intended merger or consolidation of the Notifying Party with a third party.

16.2 Action by Recipient Party. Upon receipt of such notice, the Recipient Party may:

(a) consent to the assignment of this Agreement to the successor in interest of Notifying Party;

(b) enter into a new Agreement with the successor in interest of Notifying Party; or

(c) terminate this Agreement pursuant to Article 20 of this Agreement.

The Recipient Party shall notify the Notifying Party of its decision regarding any such reported event within 30 days. The failure of Recipient Party to notify Notifying Party of its decision shall not constitute acceptance of the reported event. The Recipient Party’s decision shall not be unreasonably withheld.

16.3 Change in Ownership or Management of General Agent. General Agent shall notify Company in writing within 30 days if there is a change in:

(a) ownership of 10% or more of the outstanding stock of General Agent;

(b). any principal officer of General Agent; or

(c) any director of General Agent.

Article 17 – Indemnity Agreement

17.1 General Agent. GENERAL AGENT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS COMPANY, SINGULARLY AND COLLECTIVELY, FROM ANY AND ALL LOSSES, LIABILITIES, ACTIONS, SUITS, DEMANDS, CAUSES OF ACTION, DAMAGES, PENALTIES, FINES, JUDGMENTS AND EXPENSES, INCLUDING ANY AND ALL EXTRA CONTRACTUAL CLAIMS OR LOSSES IN EXCESS OF POLICY LIMITS (ALL SPECIFICALLY INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES AND COURT COSTS), (“CLAIMS”) WHICH MAY BE MADE AGAINST COMPANY, SINGULARY OR COLLECTIVELY, AND WHICH ARISE, EITHER DIRECTLY OR INDIRECTLY, OUT OF OR IN CONNECTION WITH:

Managing General Agency Agreement

Effective July 1, 2006

(a) GENERAL AGENT’S PERFORMANCE OR FAILURE TO PERFORM UNDER THE TERMS OF THIS AGREEMENT;

(b) A VIOLATION OF ANY REGULATION BY GENERAL AGENT, ANY AGENT, OR ANY BROKER OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES;

(c) A BREACH BY GENERAL AGENT OF ANY COVENANT, CONDITION, WARRANTY OR REPRESENTATION MADE TO COMPANY;

(d) THE FAILURE BY GENERAL AGENT, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES TO PROPERLY DISCHARGE DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT OR TO PROPERLY OBSERVE AND COMPLY WITH LIMITATIONS OF AUTHORITIES UNDER THIS AGREEMENT; OR

(e) NEGLIGENCE, WILLFUL MISCONDUCT OR LACK OF GOOD FAITH ON THE PART OF GENERAL AGENT, ANY AGENT, OR ANY BROKER OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, WHETHER OR NOT SUCH CLAIMS ALSO ARISE OUT OF THE COMPARATIVE NEGLIGENCE OR OTHER FAULT OF COMPANY, AND EXCEPTING ONLY WHERE SUCH CLAIMS ARISE OUT OF THE SOLE NEGLIGENCE OR OTHER FAULT OF COMPANY.

17.2 Company. COMPANY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS GENERAL AGENT FROM ANY AND ALL LOSSES, LIABILITIES, ACTIONS, SUITS, DEMANDS, CAUSES OF ACTION, DAMAGES, PENALTIES, FINES, JUDGMENTS AND EXPENSES, INCLUDING ANY AND ALL EXTRA CONTRACTUAL CLAIMS OR LOSSES IN EXCESS OF POLICY LIMITS (ALL SPECIFICALLY INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES AND COURT COSTS), (“CLAIMS”) WHICH MAY BE MADE AGAINST GENERAL AGENT AND WHICH ARISE, EITHER DIRECTLY OR INDIRECTLY, OUT OF OR IN CONNECTION WITH:

(a) COMPANY’S PERFORMANCE OR FAILURE TO PERFORM UNDER THE TERMS OF THIS AGREEMENT;

(b) A VIOLATION OF ANY REGULATION BY COMPANY;

(c) A BREACH BY COMPANY OF ANY COVENANT, CONDITION, WARRANTY OR REPRESENTATION MADE TO GENERAL AGENT;

(d) THE FAILURE BY COMPANY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES TO PROPERLY DISCHARGE DUTIES AND OBLIGATIONS UNDER THIS AGREEMENT; OR

(e) NEGLIGENCE, WILLFUL MISCONDUCT OR LACK OF GOOD FAITH ON THE PART OF COMPANY OR ITS DIRECTORS, OFFICERS, EMPLOYEES, OR REPRESENTATIVES, WHETHER OR NOT SUCH CLAIMS ALSO ARISE OUT OF THE COMPARATIVE NEGLIGENCE OR OTHER FAULT OF GENERAL AGENT, AND EXCEPTING ONLY WHERE SUCH CLAIMS ARISE OUT OF THE SOLE NEGLIGENCE OR OTHER FAULT OF GENERAL AGENT.

Managing General Agency Agreement

Effective July 1, 2006

Article 18 – Errors and Omissions Insurance, Surety Bond

18.1 Errors and Omissions Insurance. General Agent shall maintain an errors and omissions insurance policy naming Company as an additional insured issued by an insurance carrier approved by Company with policy limits no less than [**] dollars and a deductible no greater than [**] dollars. A copy of such errors and omissions policy shall be forwarded to Company for its records within 30 days of its issue or renewal.

18.2 Surety Bond. General Agent shall maintain a surety bond in a form acceptable to Company and an amount not less than (i) $[**] or (ii) [**]% of nationwide annual premium for business written pursuant to this Agreement, whichever is greater, but in no event more than $[**], issued by an insurance carrier approved by Company. A copy of the surety bond shall be forwarded to Company for its records within 30 days of its issue or renewal.

Article 19 – Arbitration

If irreconcilable differences of opinion arise as to the interpretation of this Agreement which are not satisfactorily resolved through mediation, the differences shall be submitted to arbitration. One arbitrator shall be chosen by Company, one shall be chosen by General Agent, and an umpire shall be chosen within 30 days by the two arbitrators. The arbitrators and umpire shall be disinterested officers or former officers of property and casualty insurance companies or managing general agencies. The arbitrators shall be relieved from all judicial formalities and may abstain from following the strict rules of law. This Agreement shall be interpreted as an honorable engagement. The decision of the arbitrators and umpire shall be final and binding upon both Parties, and judgment upon the final decision may be entered in any court of competent jurisdiction. Each Party shall bear the expense of its own arbitrator and shall jointly and equally bear the other expenses of the umpire and of the arbitration. Any arbitration shall take place in Dallas, Texas, unless otherwise mutually agreed. If either Party fails to name its arbitrator within 30 days after receiving the written request by registered mail, return receipt requested, of the other Party to do so, the latter shall name both arbitrators, who shall select an umpire as stipulated herein. The Parties hereby agree this Article shall not apply to or govern Article 21, Article 5.3, Article 22.1, or any action by Company required by Regulations to be subject to the ultimate control of Company.

Article 20 – Termination

20.1 Mutual Agreement or Notice. This Agreement may be terminated by mutual agreement at any time, or by either Party giving the other Party written notice at least 180 days prior to such termination. Any draft authority of General Agent shall terminate upon the effective date of termination unless provided otherwise in writing by Company. Upon the request of Company, General Agent shall send or cause to be sent to all insureds timely notice of nonrenewal or cancellation of Policies in accordance with applicable law.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

20.2 Automatic Termination. This Agreement shall automatically and immediately terminate with the providing of [**] days written notice in the event of:

(a) the cancellation or termination of the Quota Share Reinsurance Agreement or Excess of Loss Reinsurance Agreement reinsuring the business under this Agreement; provided, however, notice provisions pertaining to the cancellation or termination of the Quota Share Reinsurance Agreement or Excess of Loss Reinsurance Agreement as set forth in such Quota Share Reinsurance Agreement or Excess of Loss Reinsurance Agreement shall apply notwithstanding the [**] days written notice provided herein. Company shall immediately forward to General Agent any notice of termination or cancellation regarding the Quota Share Reinsurance Agreement or Excess of Loss Reinsurance Agreement received by Company from the Quota Share Reinsurer or Excess of Loss Reinsurer.

(b) the insolvency or bankruptcy of General Agent or an assignment by General Agent for the benefit of creditors; or

(c) the insolvency or bankruptcy of Company; or an order of liquidation of Company by a state insurance department or court of competent jurisdiction. In the event this Agreement is terminated as a result of this subsection, the records of Company’s business maintained by General Agent shall, notwithstanding any provisions to the contrary, become the sole property of Company or its estate and General Agent shall have reasonable access to and the right to copy such records on a timely basis.

20.3 Termination by Company. Company may terminate this Agreement for cause upon providing General Agent 10 days written notice in the event of the occurrence of one or more of the following events:

(a) the expiration or termination of any licenses or certificates of authority held by General Agent necessary for General Agent to perform its obligations under this Agreement;

(b) the transfer or sale of the majority of the stock or a substantial portion of the assets of General Agent or its controlling party or parent, unless such transfer or sale is made with the express written consent of Company;

(c) the commission of any fraud, gross negligence or willful misconduct by General Agent, which includes, but is not limited to, willful violation of instructions or willful violation of any covenant of this Agreement or any Regulation applicable to General Agent;

(d) General Agent ceases all business operations; or

(e) General Agent violates any provision of this Agreement, provided, however, that General Agent shall be allowed [**] days to cure such violation. For purposes of this provision, routine differences in the accounting methods of General Agent and Company, which are minor in amount, shall not be grounds for termination of this Agreement.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

20.4 Termination by General Agent. General Agent may terminate this Agreement for cause upon providing Company [**] days written notice in the event of the occurrence of one or more of the following events:

(a) the commission of any fraud, gross negligence or willful misconduct by Company, which includes, but is not limited to, willful violation of instructions or willful violation of any covenant of this Agreement or any Regulation applicable to Company;

(b) Company ceases all its underwriting operations;

(c) Company’s consolidated capital and surplus is reduced during any year by an amount greater than [**]% of the amount of the consolidated capital and surplus of Company as reported in annual statutory financial statements for the year immediately preceding;

(d) Company’s A.M. Best’s rating is reduced to less than [**], and such rating is not restored within a stated period of time as agreed to by the Parties;

(e) the expiration or termination of any licenses or certificates of authority held by Company necessary for Company to perform its obligations under this Agreement;

(f) The transfer or sale of the majority of the stock or a substantial portion of assets of Company (on a consolidated basis), unless such transfer or sale is made with the express written consent of General Agent; or

(g) Company’s violation of any material provision of this Agreement, provided however that Company shall be allowed [**] days to cure such violation. For purposes of this provision, routine differences in the accounting methods of General Agent and Company, which are minor in amount, shall not be grounds for termination of this Agreement.

20.5 Return of Property. Upon notice of termination of this Agreement, General Agent shall immediately deliver, or cause to be delivered, to Company all property of Company, including, but not limited to, Policies, manuals, forms, unused drafts and all materials relative to the handling of claims and servicing of Policies, all computerized and data processing records, and the physical and logical equipment, or unlimited access thereto, required for the processing of those records and data. If General Agent fails to deliver such property within [**] days after the termination date and Company takes action to obtain said property, General Agent shall bear any and all reasonable expenses which Company may expend or cause to be expended in obtaining such property. IN THE EVENT THAT POLICIES CANNOT BE ACCOUNTED FOR BY GENERAL AGENT OR HAVE BEEN DESTROYED, LOST OR MISLAID, GENERAL AGENT AGREES TO PROTECT, FOREVER DEFEND, AND HOLD HARMLESS COMPANY, SINGULARLY AND COLLECTIVELY, AGAINST ALL PERSONS AND CLAIMS WHATSOEVER ARISING FROM OR RELATED TO SAID POLICIES.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

20.6 Cessation of Binding Authority. From or after the effective date of the termination of this Agreement, General Agent shall have no authority to issue any binder, Policy, or contract of insurance, nor any endorsement or amendment thereof without prior written consent of Company.

20.7 Limitation of Damages. Either Party exercising its right to terminate this Agreement shall not give rise to any right, claim, or cause of action in the other Party for any loss of prospective profits, commissions, earnings, income, or for any other damage to the business or personal interests of the Parties arising therefrom.

20.8 Suspension of Authority upon Default. The rights to solicit and place new business, or to renew, or to modify any existing business shall be suspended immediately in the event of default by General Agent. The term default with respect to General Agent means, in the opinion of Company, any material breach by General Agent or material failure by General Agent to comply with the terms and conditions of this Agreement and includes, but is not limited to, the following:

(a) material failure to adjust all claims arising from all business written pursuant to this Agreement;

(b) material failure to adhere to the underwriting guidelines approved by the Company;

(c) failure to remit balances due as provided for in this Agreement;

(d) failure to maintain licenses or certificates required by Regulations; or

(e) material failure to comply with any applicable Regulations.

In the event that Company determines that General Agent is in default, Company, in its sole discretion, may immediately suspend any and all of General Agent’s authority to act as a managing general agent of Company. Any such suspension shall be effective upon written notification to General Agent. General Agent shall have 30 days to cure any such violation. Within 10 days of its initial notification to General Agent of the violation, Company shall notify General Agent of the nature of the default in reasonable detail.

20.9 Termination for Fraud or Breach. In the event of termination of this Agreement due to fraud or breach of conditions, any indebtedness of General Agent to Company and all premiums in the possession of General Agent, or for the collection of which General Agent is responsible, shall, notwithstanding any provisions of this Agreement to the contrary, become immediately due and payable to Company. The failure of Company or General Agent to declare promptly a default or breach of any of the terms and conditions of this Agreement shall not be construed as a waiver of any of said terms and conditions, nor estop either Party from thereafter demanding full and complete compliance with such terms and conditions or of this Agreement.

20.10 Run-off of business upon Termination. If this Agreement is terminated for any reason, Company shall have the option to assume, upon the effective date of termination, General Agent’s responsibility to administer the “run-off” of the business in-force, and to bear all costs of “run-off” and cease to pay compensation to General Agent. However, if this Agreement is

Managing General Agency Agreement

Effective July 1, 2006

terminated and Company elects to allow General Agent to continue to administer the “run-off” of the business in force, the provisions of this Agreement shall continue to apply to all unfinished business to the end that all obligations and liabilities incurred by each Party as a result of this Agreement shall be fully performed and discharged. In such event, General Agent shall continue to administer, at its sole expense, the “run-off” of the in-force business to normal expiration in accordance with Article 5, Article 7, Article 8, Article 9, Article 10, Article 12, Article 13, Article 16, Article 17, Article 20, Article 21 and Article 24 of this Agreement, which shall survive the termination of this Agreement. In addition, provided General Agent is not in default of any of its obligations under this Agreement, Company shall continue to pay commissions to General Agent during the “run-off” period according to the Commission Schedule Addendum until all Policies written under this Agreement have expired and all losses on such Policies have been fully settled. The term “run-off” as used herein shall mean, but not be limited to, confirming coverage under Policies, adjusting all claims, administering Policies and any required renewals thereof and endorsements thereto, providing reports to Company as required by this Agreement, paying premiums to Company and return premiums to policyholders, collecting all sums due, including return commissions from Agents and Brokers, and such other activities as required of General Agent under this Agreement.

Article 21 – Claims Handling

21.1 Authority of Company. Company shall retain the ultimate, final authority over disputes concerning claims settlement and setting of loss reserves.

21.2 Authority of General Agent. General Agent shall have the authority to handle and settle claims arising from business placed with Company under this Agreement in accordance with established procedures approved by Company and Regulations. Any settlement authority granted to General Agent may be terminated for cause upon Company’s written notice to General Agent or upon termination of this Agreement. Company may suspend such settlement authority during the pendency of any dispute regarding the cause for termination of this Agreement. The authority of General Agent to settle a claim shall not exceed [**]% of Company’s (singularly) policyholder surplus as of December 31 of the last completed calendar year; or $[**], whichever is greater. General Agent shall not have the authority to waive any policy condition or commit Company to any cost, expense or liability that is not covered under Policies, unless Company approves in writing such losses in excess of the policy limits or extra-contractual obligations. General Agent shall have the authority to incur Loss Adjustment Expenses on behalf of Company that are directly connected with the settlement of losses or recovery of losses by way of salvage or subrogation in accordance with established procedures approved by Company. Any indirect Loss Adjustment Expenses incurred by General Agent must be specifically identified and authorized in writing by Company in order for General Agent to be reimbursed for such expenses.

21.3 Notice of Lawsuits and Complaints General Agent shall promptly report to Company any and all lawsuits and complaints known to General Agent, Agent or Broker and shall be responsible for such reporting and investigation of any lawsuit or complaint that, in the opinion of Company, is connected with this Agreement. General Agent shall cooperate fully with

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

Company during the investigation of any lawsuit or complaint connected with this Agreement. General Agent may, subject to the written approval of Company, appoint appropriate claims adjustment firms or attorneys to handle investigations and settlements relating to such lawsuits or complaints. Company, in its sole discretion, may withdraw such approval upon written notice to General Agent.

21.4 Compliance with Regulations. General Agent shall comply with all Regulations in carrying out the claims handling responsibilities under this Agreement, including Special Investigation Unit (SIU) regulations and all required related regulatory reporting. General Agent shall notify Company of changes in Regulations regarding claims handling and shall assure compliance thereto.

21.5 Checks and Drafts. Payment of losses shall be made on checks or drafts in the name of the specific Policy issuing Company. General Agent shall be responsible for the safekeeping of all checks and drafts used for settling claims and shall:

(a) mark, retain and account for all voided checks and drafts of Company;

(b) immediately notify Company of any irregularities, theft, disappearance, or destruction of checks and drafts; and

(c) ensure that all checks and drafts are sequentially numbered and issued in numerical order.

21.6 Coverage Issues. General Agent may refer any coverage question, denial of liability, or Policy limit demand to Company for final determination by Company concerning such issues. General Agent shall notify and provide a copy of any applicable claim file to Company within 30 days of determination that a claim has:

(a) the potential to exceed the authority limit set forth in Article 21.2 of this Agreement;

(b) a coverage dispute, or any unusual circumstances or large loss possibilities or any issues that would be required to be reported to Reinsurers under the Affiliated Reinsurance Agreements, Quota Share Reinsurance Agreement, or Excess of Loss Reinsurance Agreement;

(c) a demand in excess of Policy limits;

(d) allegations of bad faith, violations of any deceptive trade practice acts, or any other Regulation;

(e) resulted in a legal action being instituted against General Agent, an Agent, a Broker or Company;

(f) arisen from or caused a complaint to be filed with any regulatory authority;

(g) arisen from or caused an inquiry from any regulatory authority, including, but not limited to, any insurance department, with respect to any loss, even if the inquiry does not arise from a complaint;

Managing General Agency Agreement

Effective July 1, 2006

(h) a significant coverage dispute that may be denied;

(j) been open for more than six months or involves an allegation of extra contractual damages;

(j) a minor claimant, unless it is certain that the amount of the loss related to a minor is less than $[**]; or

(k) been closed by payment of an amount established by Company.

General Agent shall, if requested by Company, send a copy of each and every claim to Company within 24 hours of General Agent’s receipt of such claim as described in Article 21.2 of this Agreement. To the extent possible, such transmission of claims shall be by electronic means, overnight mail or facsimile to Company at 1-972-788-6609 or such other telephone number as Company may specify.

21.7. Claims Reporting Requirement. General Agent will advise Company promptly of all losses in excess of $[**] or involving specific circumstances listed below and all material subsequent developments pertaining thereto. General Agent will also advise Company of all Employers Liability losses. As respects bodily injuries to persons, such notices will include, but not be confined to, claims arising out of any bodily injuries causing:

[**].

These cases are to be reported regardless of liability. The General Agent shall also notify the Company of any actual or alleged bad faith claims.

Article 22 – Reinsurance

22.1 Agreements. A portion or all of the business as described in the Schedule of Business Addendum shall be reinsured under certain (a) Affiliated Reinsurance Agreements between Company and Republic Underwriters Insurance Company; (b) Excess of Loss Reinsurance Agreements between Republic Reinsurance Company and Excess of Loss Reinsurers; or (c) Quota Share Reinsurance Agreements between Republic Underwriters Insurance Company and Quota Share Reinsurers, all as may be entered into, renewed, amended or terminated from time to time.

22.2 Commission Schedule. The Commission Schedule may be based upon certain terms and conditions of the Quota Share Reinsurance Agreements and Excess of Loss Reinsurance Agreements.

22.3 General Agent’s Authority. General Agent shall not have the authority to collect any payment from a Reinsurer or to commit Company to any claim settlement with a Reinsurer, without Company’s express written consent. General Agent shall have no authority to cede, arrange, facilitate or bind Company with regard to reinsurance. Binding authority for all reinsurance agreements shall rest with Company.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Managing General Agency Agreement

Effective July 1, 2006

Article 23 – Prohibited Acts

In addition to limitation and prohibitions of General Agent’s authority under this Agreement as provided for herein above, it is understood and agreed that General Agent shall have no authority to:

(a) bind reinsurance or retrocessions on behalf of Company;

(b) commit Company to participate in insurance or reinsurance syndicates;

(c) appoint any insurance producer or broker on behalf of Company, except in accordance with the provisions of subsection 5.6 of this Agreement;

(d) appoint any sub-managing general agents; or

(e) collect any payment from a Reinsurer or commit Company to any claim settlement with a Reinsurer without the prior written approval of Company. In the event such prior written approval is received, a report detailing such payment or settlement must be promptly forwarded to Company.

Article 24 – Miscellaneous

24.1 Performance. The obligations and undertaking of each of the Parties to this Agreement shall be performable in Omaha, Nebraska and Dallas, Texas, as applicable. General Agent agrees to pay to Company at Company’s administrative office in Dallas, Texas all sums of money which may become payable to Company under this Agreement.

24.2 Entire Agreement. This Agreement with attached addenda constitutes the entire Agreement between the Parties. This Agreement supersedes all previous agency agreements, if any, whether written or oral, between Company and General Agent.

24.3 Amendments. No amendments to or modifications of this Agreement or its addenda shall be valid unless made in writing and executed by Company and General Agent in the form of an amendment to this Agreement or its addenda and specifying the effective date thereof.

24.4 Assignment. General Agent shall not directly or indirectly assign its rights and obligations under this Agreement in whole or in part without the prior written approval of Company.

24.5 Plural Forms and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural and any term stated in the masculine, the feminine or the neuter gender, shall include the masculine, the feminine and neuter gender.

Managing General Agency Agreement

Effective July 1, 2006

24.6 Headings. All captions and article headings are intended to be for purposes of reference only and do not affect the substance of the articles to which they refer.

24.7 Future Acts. Each Party hereto agrees to perform any further acts and execute and deliver further documents that may be reasonably necessary to carry out the provisions of this Agreement.

24.8 Illegal or Unenforceable Provisions. In the event any provision, or portion thereof, of this Agreement is held to be illegal, invalid or unenforceable by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected by the severance herefrom of the illegal, invalid or unenforceable provision.

24.9 Notices. Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed given when deposited in the United States Postal Service by certified mail, return receipt requested, to the Party’s last known address or such other address provided by the Party.

24.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which and together shall constitute an original document.

This Agreement is executed and effective the 1st day of July, 2006.

[Signature Page Follows]

Managing General Agency Agreement

Effective July 1, 2006

Southern Insurance Company
By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

Southern Vanguard Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

Republic Underwriters Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

Republic Fire and Casualty Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

FirstComp Underwriters Group, Inc.

By:	/s/ Greg Donsbach	Attest:	/s/ Chris Daley
Its:	Vice President

Schedule of Business Addendum No. A-1

to

Managing General Agency Agreement

This Schedule of Business Addendum No. A-1 ( this “Schedule”) is entered into by and between Southern Insurance Company, an insurance company domiciled in the State Texas, Southern Vanguard Insurance Company, an insurance company domiciled in the State of Texas, Republic Underwriters Insurance Company, an insurance company domiciled in the State of Texas, and Republic Fire and Casualty Insurance Company, an insurance company domiciled in the State of Oklahoma (singularly and collectively referred to herein as “Company”) and FirstComp Underwriters Group, Inc., a Nebraska Corporation with administrative offices in Omaha, Nebraska (referred to herein as “General Agent”) and is attached to and incorporated into the Managing General Agency Agreement (the “Agreement”) between Company and General Agent, as of the Effective Date of the Agreement.

Company and General Agent hereby agree as follows:

1. General Agent shall have the authority to accept on forms approved by Company any policy, endorsement, binder, certificate, proposal for insurance or other documents which bind Company (“Policy”) for the classes or lines of insurance stated hereunder subject to the limitations and conditions set forth herein and in the reinsurance agreements referenced in Article 22 of the Agreement (“Authorized Business”). General Agent acknowledges and agrees that it is fully aware of the terms and conditions of such reinsurance agreements, including, but not limited to, the original Policy limits, territories, and Policy terms, and it shall comply with all such reinsurance terms and conditions.

2. “Workers’ Compensation” Business

Company has authorized General Agent to write the following lines of insurance (“Authorized Business”) and such lines shall be referred to as “Workers’ Compensation” business:

Class/Line	Limits Up To
Workers’ Compensation	Statutory
Employer’s Liability	$[**]

For the above, Policy terms shall not exceed [**] months.

3. Territory Limitations. Territories in which Authorized Business may be written are as follows and other states as may be amended by General Agent during the term hereof with the written consent of Company:

[**]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule of Business Addendum A-1

A-1-1

4. Special Acceptances and Referrals. General Agent shall be authorized to write classes of operations for the above lines of insurance under this Agreement provided that General Agent complies with the written underwriting guidelines approved by Company. General Agent may submit referrals for special acceptance to Company in accordance with the referral submission requirements for those risks that do not meet all of the underwriting guidelines approved by Company, including but not limited to, policies with annual premiums in excess of $[**] or classes of operations not specifically listed as approved classes of operations to be written.

5. Premium Volume. General Agent shall be limited to writing a maximum aggregate premium volume of $[**] in all territories shown above in any 12 month period, such period to run consecutively from the effective date of this Schedule and the Agreement unless provided otherwise in writing by Company. Such annual premium maximum shall be based on mutually agreed upon premium plan by state.

6. Rates, Rules and Forms. All rates, rules and forms used by General Agent to produce Authorized Business under the Agreement are to be submitted by General Agent for Company’s written approval prior to General Agent’s use. Such rates, rules and forms, as mutually agreed upon by General Agent and Company, shall be filed by Company with the proper regulatory agency, as required. Upon completion of filing and receipt of approval from the applicable regulatory agency or according to approval granted by Regulations, Company shall notify General Agent of the effective date of such filing. General Agent acknowledges and agrees that it is fully aware of all of the terms and conditions of the approved rates, rules and forms, and it shall comply with all such terms and conditions that are within the control of General Agent, including, but not limited to, Policy cancellation provisions, otherwise, it shall bear all risks for non-compliance.

7. Policy Cancellation Provision. As per approved and filed policy forms referenced in Section 6 of this Schedule.

7. Termination. In the event the Agreement is terminated, the termination provisions set forth in Article 20 – Termination of the Agreement shall apply to this Schedule.

8. All other terms and provisions of the Agreement and this Schedule of Business Addendum remain otherwise unchanged.

This Schedule of Business Addendum is executed and effective this 1st day of July, 2006.

[Signature Page Follows]

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule of Business Addendum A-1

A-1-2

Southern Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

Southern Vanguard Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

Republic Underwriters Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

Republic Fire and Casualty Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

FirstComp Underwriters Group, Inc.

By:	/s/ Greg Donsbach	Attest:	/s/ Chris Daley
Its:	Vice President

Schedule of Business Addendum No. A-1

A-1-3

Schedule of Commission Addendum B-1

To

Managing General Agency Agreement

This Commission Schedule Addendum No. B-1 ( this “Commission Schedule”) is entered into by and between Southern Insurance Company, an insurance company domiciled in the State Texas, Southern Vanguard Insurance Company, an insurance company domiciled in the State of Texas, Republic Underwriters Insurance Company, an insurance company domiciled in the State of Texas, and Republic Fire and Casualty Insurance Company, an insurance company domiciled in the State of Oklahoma (singularly and collectively referred to herein as “Company”) and FirstComp Underwriters Group, Inc., a Nebraska Corporation with administrative offices in Omaha, Nebraska (referred to herein as “General Agent”) and is attached to and incorporated into the Managing General Agency Agreement (the “Agreement”) between Company and General Agent, as of the Effective Date of the Agreement.

Company and General Agent hereby agree as follows:

1. Reinsurance Agreements. This Commission Schedule is based upon the Quota Share Reinsurance Agreements and Excess of Loss Reinsurance Agreements described in Article 22 of the Agreement.

2. Commissions. Beginning with all Policies issued on or after the 1st day of July, 2006, under the Agreement, General Agent will be allowed commissions and other fees as hereinafter provided.

3. Provisional Commissions; Adjusted Commissions.

(a) Provisional Commissions allowed General Agent shall be adjusted periodically in accordance with the provisions set forth herein. Policies written during the first underwriting year of the Agreement will be allocated to the first adjustment period, which shall be from the effective date of this Commission Schedule through June 30, 2007, and Policies written during each subsequent 12 month period thereafter shall be allocated to a separate adjustment period for that underwriting year. If the Agreement or this Commission Schedule is terminated, the final adjustment period shall be from the beginning of the then current adjustment period through the effective date of termination.

(b) The Provisional Commission Rate shall be [**]% of Net Written Premium; provided, however such Provisional Commission Rate shall be adjusted as hereinafter provided and such adjusted commission rate shall be the Adjusted Commission Rate.

(c) The Adjusted Commission Rate shall be calculated as follows and applied to Premiums Earned for the applicable adjustment period to determine the Adjusted Commissions:

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule of Commission Addendum B-1	B-1-1

(i) If the ratio of Losses Incurred to Premiums Earned is [**]% or less, the Adjusted Commission Rate for the applicable adjustment period shall be the Provisional Commission Rate plus [**]% of Premiums Earned. Such amount shall be the maximum commission allowed the General Agent for Adjusted Commission.

(ii) If the ratio of Losses Incurred to Premiums Earned is more than [**]%, but not greater than [**]%, the Adjusted Commission Rate for the applicable adjustment period shall be the Provisional Commission Rate, plus [**]% of the difference in percentage points between [**]% and the actual ratio of Losses Incurred to Premiums Earned.

(iii) If the ratio of Losses Incurred to Premiums Earned is greater than [**]%, but not greater than [**]%, the Adjusted Commission Rate for the applicable adjustment period shall be the Provisional Commission Rate, less [**]% of the difference in percentage points between [**]% and the actual ratio of Losses Incurred to Premiums Earned.

(iv) If the ratio of Losses Incurred to Premiums Earned is [**]% or greater, the Adjusted Commission Rate for the applicable adjustment period shall be the Provisional Commission Rate less [**]% of Premiums Earned. Such amount shall be the minimum commission allowed the General Agent for Adjusted Commission.

(d) Within [**] days following the close of each quarter, General Agent shall provide a letter of credit or some other form of collateral acceptable to Company equal to [**]% of Premiums Earned to secure the amounts due in the event the loss ratio for an adjustment period is greater than [**]%.

(e) If the ratio of Losses Incurred to Premiums Earned for any adjustment period is greater than [**]%, the difference in percentage points between the actual ratio of Losses Incurred to Premiums Earned and [**]% shall be multiplied by Premiums Earned for such adjustment period and the product shall be carried forward to the next adjustment period as a debit to Losses Incurred.

(f) If the ratio of Losses Incurred to Premiums Earned for any adjustment period is less than [**]%, the difference in percentage points between [**]% and the actual ratio of Losses Incurred to Premiums Earned shall be multiplied by Premiums Earned for such adjustment period and the product shall be carried forward to the next adjustment period as credit to Losses Incurred.

(g) Debits or Credits calculated pursuant to Sections 3(e) and 3(f) above shall continue to apply to all commission adjustment calculations under the Agreement until all losses subject to such calculations have been fully settled.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule of Commission Addendum B-1	B-1-2

(h) Company shall calculate and report the Adjusted Commissions on Premiums Earned for the first adjustment period within 30 days following [**] months after the inception of this Commission Schedule and shall continue to update the adjusted commission calculation within 30 days after the end of each 12 month period thereafter until all losses subject hereto have been fully settled. Commission adjustment calculations shall be made for each new adjustment period that follows the first adjustment period and calculations for each new adjustment period shall be made consistent with the calculations made for the first adjustment period. Annual calculations for each adjustment period shall be based on cumulative transactions under the Agreement and this Commission Schedule from the beginning of the adjustment period under consideration through the effective date of adjustment, including, as respects Losses Incurred, any debit or credit from the preceding adjustment period. Such annual calculations for each adjustment period shall be calculated separately as described above. The aggregate difference between the Adjusted Commissions owed and the commissions previously allowed by Company for all adjustment periods shall be remitted in accordance with the following deferral schedule by the owing Party to the other Party within 30 days following receipt of Company’s report. Adjusted Commissions owed as a result of the first calculation for each adjustment period will be deferred at a rate of [**]%. The deferred Adjusted Commissions shall be paid to General Agent or used to set off sums owed by General Agent, as applicable, for the subsequent adjustment period. Adjusted Commissions owed as a result of subsequent calculations for an adjustment period following the first calculation will not be deferred.

(i) As used in this Commission Schedule, “Losses Incurred” means losses and Loss Adjustment Expenses paid as of the effective date of calculation of the Adjusted Commission Rate, plus the reserves for losses and Loss Adjustment Expenses outstanding as of such date, minus amounts due from Excess of Loss Reinsurance (whether or not recoverable), plus the debit or minus the credit, if any, from the preceding adjustment period, and shall include a provision for incurred but not reported reserves (IBNR) as calculated by Company’s actuary and agreed upon by General Agent. If mutual agreement cannot be reached, an independent actuary will be retained, whose cost will be equally shared between the parties. All losses and related Loss Adjustment Expenses under Policies with effective or renewal dates during an adjustment period shall be charged to that adjustment period, regardless of the date said losses actually occur.

(j) As used in this Commission Schedule, “Premiums Earned” means Net Written Premium for Policies with effective or renewal dates during the adjustment period, less the unearned portion thereof, and less the amounts incurred by Company for Excess of Loss Reinsurance as of the effective date of calculation of the Adjusted Commission Rate, and shall include only Net Written Premium reported by General Agent and collected by Company. Premiums Earned shall not include any Installment Billing Fees, allowed or not allowed under the Agreement. For purposes of the calculation of Adjusted Commissions for an adjustment period, Premiums Earned for such adjustment period shall be reduced by the premiums paid for Excess of Loss Reinsurance covering such adjustment period.

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule of Commission Addendum B-1	B-1-3

(k) Company shall have no obligation to pay General Agent any additional commissions calculated to be owed, if any, under the Agreement until all balances owed by General Agent to Company for premiums or otherwise have been collected by Company.

(l) General Agent shall pay applicable premium taxes, fees and assessments to Company each month on premiums whether collected or not, as set forth by any applicable state insurance department or pursuant to Regulations effective now or in the future. General Agent will pay estimated premium tax at [**]% of Net Written Premium, which may be adjusted from time to time. The estimated premium tax rates shall be adjusted annually to an actual rate. If such adjustment is less than [**]% then Company shall remit such amount to General Agent. If such adjustment is greater than [**]% then General Agent shall remit such amount to Company.

4. Other Administrative Fees. General Agent shall be entitled to retain an administrative fee equal to 100% of all Installment Billing Fees reported to Company and collected by General Agent, subject to periodic adjustments and deductions for applicable premium taxes on the subject fees as described in this Commission Schedule.

5. Termination. In the event the Agreement is terminated, the termination provisions set forth in Article 20 – Termination of the Agreement shall apply to this Commission Schedule.

All other terms and provisions of the Agreement and this Commission Schedule remain otherwise unchanged.

This Commission Schedule is executed and effective this 1st day of July, 2006.

Southern Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

Southern Vanguard Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

Republic Underwriters Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

[**] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule of Commission Addendum B-1	B-1-4

Republic Fire and Casualty Insurance Company

By:	/s/ John E. Fulton	Attest:	/s/ Chris Daley
Its:	Vice President

FirstComp Underwriters Group, Inc.

By:	/s/ Greg Donsbach	Attest:	/s/ Chris Daley
Its:	Vice President

Schedule of Commission Addendum B-1	B-1-5